SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
                          SECTION 12(b) OR 12(g)
                                  OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                       Bausch & Lomb Incorporated
          -----------------------------------------------------
         (Exact name of registrant as specified in its charter)

             New York                                16-0345235
      ------------------------                   ------------------
      (State of incorporation                    (I.R.S. Employer
       or organization)                          Identification No.)

   One Bausch & Lomb Place, Rochester, New York      14604-2701
   ---------------------------------------------     ----------
     (Address of principal executive offices)        (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [x]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

   Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class              Name of each Exchange on which
     to be so registered              each class is to be registered
    ---------------------             ------------------------------
6 3/4% Notes due December 15, 2004    New York Stock Exchange, Inc.



Securities to be registered pursuant to Section 12(g) of the Act:  None

              INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

A description of the Registrant's 6 3/4% Notes due December 15, 2004 to be registered hereby is contained in the "Description of Debt Securities" set forth in the prospectus dated April 25, 1994 and in the "Description of Notes" in the prospectus supplement dated December 10, 1997, filed as part of the Registrant's Registration Statement Number 33-51117 under the Securities Act of 1933, and such descriptions are incorporated herein by this reference.

Item 2.  Exhibits.

1-a   Certificate of Incorporation of Bausch & Lomb Incorporated (filed as Exhibit (3)-a to the company's Annual Report on Form 10-K for the fiscal year ended December 29, 1985, File No. 1-4105, and incorporated herein by reference).

1-b   Certificate of Amendment of Bausch & Lomb Incorporated (filed as
Exhibit (3)-b to the company's Annual Report on Form 10-K for the fiscal year ended December 31, 1988, File No. 1-4105, and incorporated herein by reference).

1-c   Certificate of Amendment of Bausch & Lomb Incorporated (filed as
Exhibit (3)-c to the company's Annual Report on Form 10-K for the fiscal year ended December 26, 1992, File No. 1-4105, and incorporated herein by reference).

2-b   By-Laws of Bausch & Lomb Incorporated, as amended, effective
October 28, 1986 (filed as Exhibit (3)-b to the company's Annual Report on Form 10-K for the fiscal year ended December 28, 1986, File No. 1-4105, and incorporated herein by reference).

3     Form of Indenture, dated as of September 1, 1991, between the company and Citibank, N.A., as Trustee, with respect to the company's Medium-Term Notes (filed as Exhibit 4-(a) to the company's Registration Statement on Form S-3, File No. 33-42858, and incorporated herein by reference).

                               SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           Bausch & Lomb Incorporated
                                         -------------------------------
                                                 (Registrant)


Date:  April 22, 1998                    By: /s/ Alan H. Resnick
                                         -------------------------------
                                                         Alan H. Resnick
                                            Vice President and Treasurer